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                                                                    EXHIBIT 21.1




                SUBSIDIARIES OF ADVANTAGE LEARNING SYSTEMS, INC.
                              (As of March 1, 2000)

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

Name                                                                            Jurisdiction of Organization
----                                                                            ----------------------------
Advantage Learning Systems Australia Proprietary Limited                        Australia
Advantage Learning Systems India Private Limited                                India
Advantage Learning Systems of Canada Co.                                        Nova Scotia, Canada
Advantage Learning Systems UK Limited                                           United Kingdom
ALS Holdings, Inc.                                                              Nevada
Athena Holdings LLC                                                             Wisconsin
Generation21 Learning Systems, LLC                                              Massachusetts
Institute for Academic Excellence, Inc.                                         Wisconsin
IPS Publishing, Inc.                                                            Washington

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